Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Tax-Free Income Portfolio
811-06548
33-45421

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008.

Voting results are as follows:

<c>To approve the elimination of the Funds
fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
              7,698,604
   Against
                 600,056
   Abstain
                 304,767
   Broker Non-Votes
              1,911,957
      Total
            10,515,384



<c>To approve the new fundamental policy relating
to investments in municipal securities for the Fund.

   For
              7,703,372
   Against
                 575,627
   Abstain
                 324,428
   Broker Non-Votes
              1,911,957
      Total
            10,515,384



<c>To approve the elimination of the fundamental
policy relating to investing in other investment companies.

   For
              7,628,241
   Against
                 643,757
   Abstain
                 331,429
   Broker Non-Votes
              1,911,957
      Total
            10,515,384



<c>To approve the elimination of the Funds
fundamental policies relating to derivatives and short sales.

   For
              7,604,241
   Against
                 660,588
   Abstain
                 338,598
   Broker Non-Votes
              1,911,957
      Total
            10,515,384



<c>To approve the new fundamental policy for the
Fund relating to commodities.

   For
              7,599,523
   Against
                 653,350
   Abstain
                 350,554
   Broker Non-Votes
              1,911,957
      Total
            10,515,384


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008995.